CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Class A Common Stock, par value $0.0001 per share	$ 300,000,000	$ 34,380

(1)	Calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178329

Prospectus supplement (to prospectus dated December 5, 2011)

$300,000,000

Clearwire Corporation

Class A Common Stock

We have entered into a controlled equity offeringSM sales agreement, dated May 4, 2012, which we refer to as the sales agreement, with Cantor Fitzgerald & Co., which we refer to as CF&Co, relating to the shares of our Class A Common Stock, par value $0.0001 per share, which we refer to as the Class A Common Stock, offered by this prospectus supplement. Pursuant to the terms of the sales agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $300,000,000 from time to time through CF&Co, as our sales agent under the sales agreement.

Sales of shares of our Class A Common Stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made in privately negotiated transactions or by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Global Select Market, the existing trading market for the Class A Common Stock, sales on any other existing trading market for the Class A Common Stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices.

CF&Co will be entitled to compensation equal to 2.0% of the gross proceeds of any of the shares of our Class A Common Stock included herein that are sold by it as our sales agent pursuant to the sales agreement. In connection with the sale of shares of Class A Common Stock on our behalf pursuant to the sales agreement, CF&Co may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of CF&Co may be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to CF&Co with respect to certain liabilities, including liabilities under the Securities Act.

Our Class A Common Stock is traded on the Nasdaq Global Select Market under the symbol “CLWR.” On May 3, 2012, the last reported sales price of the Class A Common Stock on the Nasdaq Global Select Market was $1.55 per share.

An investment in shares of our Class A Common Stock involves risks. See the “Risk Factors” section of this prospectus supplement beginning on page S-6 as well as the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor Fitzgerald & Co.

The date of this prospectus supplement is May 4, 2012.

About this prospectus supplement and prospectus

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the caption “Where you can find additional information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely upon the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. Neither we nor CF&Co nor any other person has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference herein and therein.

We are not making an offer to sell our Class A Common Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized for use in connection with this offering is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Incorporation by reference of certain documents

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC).

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2012;

•	Our Current Reports on Form 8-K as filed with the SEC on March 15, 2012, April 27, 2012 and May 4, 2012; and

•	Our Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 30, 2012.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statement and amendments to those filings, are available free of charge on our website (www.clearwire.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Clearwire Corporation 1475 120th Avenue Northeast Bellevue, Washington 98005 Attention: Investor Relations Telephone: (425) 216-7600

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

Explanatory note

In this prospectus, we refer to Sprint Nextel Corporation and its affiliates as Sprint; we refer to Comcast Corporation and its affiliates as Comcast; we refer to Intel Corporation and its affiliates as Intel; we refer to Time Warner Cable Inc. and its affiliates as Time Warner Cable; we refer to Bright House Networks, LLC and its affiliates as Bright House Networks; we refer to Google Inc. as Google; and we refer to Eagle River Holdings, LLC as Eagle River. We refer to Comcast, Time Warner Cable, Bright House Networks, Intel, and Google collectively as the Investors. We refer to Sprint, Comcast, Time Warner Cable and Bright House Networks collectively as the Wholesale Partners. We refer to Clearwire Communications LLC, our operating subsidiary, as Clearwire Communications. We refer to the Equityholders’ Agreement, dated November 28, 2008, and amended on December 8, 2010, among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2009A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC as the Equityholders’ Agreement. Except as otherwise noted, all references to “we,” “us,” or “our,” refer to Clearwire and its consolidated subsidiaries.

During the first quarter of 2012, Google sold 29.4 million shares of Class A Common Stock. This represented their entire position in Clearwire.

Under the terms of the Equityholders’ Agreement, Sprint, Eagle River and each of the Investors, other than Google, will have the right to purchase a number of shares of Class A Common Stock equal to its pro rata portion, based on such holder’s voting power in Clearwire before such issuance, of any Class A Common Stock that we issue under the sales agreement with CF&Co. Due to the nature of an “at the market” sales program, the closing of any sale of shares pursuant to an exercise of preemptive rights may not occur within the time periods specified in the Equityholders’ Agreement.

Trademarks

We own or have rights to trademarks, service marks, copyrights and trade names that we use in conjunction with the operation of our business including without limitation, CLEAR and Clearwire. This prospectus also includes trademarks, service marks and trade names of other companies, including, without limitation, Sprint and iDEN. Each trademark, service mark or trade name of any other company appearing in this prospectus belongs to its holder. Use or display by us of other parties’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of the trademark, service mark or trade name owner.

Market, ranking and other industry data

The data included or incorporated by reference in this prospectus supplement regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on published industry sources and estimates based on our management’s knowledge and experience in the markets in which we operate. These estimates have been based on information obtained from our trade and business organizations and other contacts In the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus supplement. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar industry data included or incorporated by reference in this prospectus supplement, and estimates and beliefs based on that data, may not be reliable. As such, neither we nor any underwriter can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus supplement. While we are not aware of any misstatements regarding any market, Industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Forward-looking statements.”

Forward-looking statements

This prospectus supplement contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “continue,” “initiative” or “anticipates” or similar expressions that concern our prospects, objectives, strategies, plans or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the impact of existing or proposed laws or regulations described in this prospectus are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from the forward- looking statements we make in this prospectus include, among others:

•	the availability of additional financing on acceptable terms or at all;

•

the ability of third-party suppliers, software developers and other vendors to perform requirements and satisfy obligations necessary to create products and software designed to support desired features and functionality under agreements with us;

•	the impact of adverse network performance;

•	the loss of any of our key customers, including Sprint;

•	actions by regulatory agencies;

•	competition in the industry and markets in which we operate;

•	our ability to comply with operating and financial restrictions and covenants in our debt agreements;

•	our ability to attract and retain skilled personnel;

•	potential future downgrades in our debt ratings that may adversely affect our cost of borrowing and related margins, liquidity, competitive position and access to capital markets;

•	changes or advances in technology in general; and

•	the risks referenced in the section of this prospectus supplement titled “Risk factors” and in the other filings we make with the SEC.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk factors” and elsewhere in this prospectus supplement. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We do not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

The offering

Common stock offered	Shares of our Class A Common Stock, par value $0.0001, with an aggregate sale price of up to $300,000,000.

Manner of offering	“At-the-market” offering that may be made from time to time through CF&Co, as sales agent. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. General corporate purposes may include capital expenditures. See “Use of proceeds.”

Dividends	We do not anticipate paying any cash dividends in the foreseeable future.

Risk factors	See “Risk factors” beginning on page S-6 for a discussion of some of the factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ symbol	“CLWR”

Risk factors

Our business is subject to significant risks. Before you purchase our Class A Common Stock, you should carefully consider the risks and uncertainties described in this prospectus supplement and the risks and uncertainties discussed under the caption “Risk factors” and the other information contained or incorporated by reference in this prospectus supplement, including our consolidated financial statements and accompanying notes. See “Incorporation by reference of certain documents.” If any of the risks and uncertainties described in this prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition, results of operations could be adversely affected in a material way. This could cause the trading price of our Class A Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks relating to our common stock

The interests of the controlling stockholders of Clearwire may conflict with your interests as stockholders.

Sprint, the Investors and Eagle River own a majority of the voting power of Clearwire through ownership of Class A Common Stock or Class B Common Stock. Sprint, the Investors and Eagle River may have interests that diverge from those of other stockholders. Each of Sprint, the Investors and Eagle River are a party to the Equityholders’ Agreement, which requires, among other things, the approval of:

•

75% of the voting power of all outstanding stock of Clearwire for certain actions, including any merger, consolidation, share exchange or similar transaction and any issuance of capital stock that would constitute a change of control of Clearwire or any of its subsidiaries;

•

each of Sprint and the representative for the Investors, as a group, so long as each of Sprint and the Investors, as a group, respectively, owns securities representing at least 5% of the outstanding voting power of Clearwire , in order to:

•	amend the Clearwire’s Amended and Restated Certificate of Incorporation, the bylaws of Clearwire, or the Operating Agreement governing Clearwire Communications;

•	change the size of the Clearwire board of directors;

•	liquidate Clearwire or Clearwire Communications or declare bankruptcy of Clearwire or its subsidiaries;

•

effect any material capital reorganization of Clearwire or any of its material subsidiaries, including Clearwire Communications, other than a financial transaction (including securities issuances) in the ordinary course of business;

•	take any action that could cause Clearwire Communications or any of its material subsidiaries to be taxed as a corporation for federal income tax purposes; and

•	subject to certain exceptions, issue any Class B Common Stock or any equity interests of Clearwire Communications;

•

Eagle River, for so long as Eagle River owns at least 50% of the shares of the Clearwire common stock received by it in the transactions leading to our formation in 2008, including the investments by Sprint and the other Investors, and the proposed action would disproportionately and adversely affect Eagle River, the public stockholders of Clearwire or Clearwire in its capacity as a member of Clearwire Communications, in order to amend the Clearwire’s Amended and Restated Certificate of Incorporation, the bylaws of Clearwire or the Operating Agreement governing Clearwire Communications or to change the size of the Clearwire board of directors; and

•

each of Sprint and the Investors, as a group, so long as each of Sprint and the Investors, as a group, respectively, owns both (1) at least 50% of the number of shares of Clearwire common stock received by it in the Transactions and (2) securities representing at least 5% of the outstanding voting power of Clearwire, in order for Clearwire to enter into a transaction involving the sale of a certain percentage of the consolidated assets of Clearwire and its subsidiaries to, or the merger of Clearwire with, certain specified competitors of the Investors.

The Equityholders’ Agreement also contains provisions related to restrictions on transfer of Class A Common Stock and Class B Common Stock, rights of first offer and pre-emptive rights, which will be triggered by the issuance of equity under this offering, unless waived. As a result, Sprint, the Investors and Eagle River may be able to prevent the taking of actions that align with your best interests as a stockholder. The interests of Sprint, the Investors and Eagle River may not be aligned with your interests as a stockholder.

Clearwire is a “controlled company” within the meaning of the NASDAQ Marketplace Rules and relies on exemptions from certain corporate governance requirements.

Sprint beneficially owned approximately 48.6% of the outstanding voting power of Clearwire as of December 31, 2011. In addition, the Investors collectively owned approximately 20.7% and Eagle River owned approximately 2.6% of the outstanding voting power of Clearwire. For further information, please see “Certain relationships and related party transactions—Relationships among certain stockholders, directors and officers of Clearwire” in our Form 10-K for the fiscal year ended December 31, 2011. The Equityholders’ Agreement governs the voting of shares of Class A Common Stock and Class B Common Stock held by each of the parties thereto in certain circumstances, including with respect to the election of the individuals nominated to the Clearwire board of directors by Sprint, the Investors and Eagle River.

As a result of the combined voting power of Sprint, the Investors and Eagle River and the Equityholders’ Agreement, Clearwire relies on exemptions from certain NASDAQ corporate governance standards. Under the NASDAQ Marketplace Rules, a company of which more than 50% of the voting power is held by single person or a group of people is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•

the compensation of officers be determined, or recommended to the board of directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors; and

•

director nominees be selected, or recommended for the board of directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process.

If Clearwire Corporation chooses to no longer rely on these exemptions in the future it will be subject to all of the NASDAQ corporate governance requirements.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You will not have the opportunity to influence our decisions on how to use such proceeds.

The corporate opportunity provisions in Clearwire’s Certificate of Incorporation could enable certain of Clearwire’s stockholders to benefit from corporate opportunities that might otherwise be available to Clearwire.

Clearwire’s Certificate of Incorporation contains provisions related to corporate opportunities that may be of interest to both Clearwire Corporation and certain of its stockholders, including the Investors and Eagle River, who are referred to in Clearwire’s Certificate of Incorporation as the Founding Stockholders. These provisions provide that unless a director is an employee of Clearwire, such person does not have a duty to present to Clearwire a corporate opportunity of which he or she becomes aware, except where the corporate opportunity is expressly offered to such person primarily in his or her capacity as a director of Clearwire.

In addition, Clearwire’s Certificate of Incorporation expressly provides that the Founding Stockholders may, and have no duty not to, engage in any businesses that are similar to or competitive with that of Clearwire, do business with Clearwire competitors, subscribers and suppliers, and employ Clearwire’s employees or officers. The Founding Stockholders or their affiliates may deploy competing wireless broadband networks or purchase broadband services from other providers. Further, we may also compete with the Founding Stockholders or their affiliates in the area of employee recruiting and retention. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations or prospects if attractive corporate opportunities are allocated by the Founding Stockholders to themselves or their other affiliates or we lose key personnel to them.

The market price of our Class A Common Stock has been and may continue to be volatile.

The trading price of our Class A Common Stock could be subject to significant fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	quarterly variations in our results of operations or those of our competitors, either alone or in comparison to analyst’s expectations;

•	announcements by us or our competitors of acquisitions, new products or services,

•	significant contracts, commercial relationships or capital commitments;

•	announcements by us regarding the entering into, or termination of, material transactions;

•	disruption to our operations or those of other companies critical to our network operations;

•	the emergence of new competitors or new technologies;

•	market perceptions relating to the deployment of 4G mobile networks by other operators;

•	our ability to develop and market new and enhanced products on a timely basis;

•	seasonal or other variations in our subscriber base;

•	commencement of, or our involvement in, litigation;

•	availability of additional spectrum;

•	dilutive issuances of our stock or the equity of our subsidiaries, including on the exercise of outstanding warrants and options, or the incurrence of additional debt;

•	changes in our board or management;

•	adoption of new accounting standards;

•	Sprint’s performance may have an effect on the market price of our Class A Common Stock even though we are a separate, stand-alone company;

•	changes in governmental regulations or the status of our regulatory approvals;

•	changes in earnings estimates or recommendations by securities analysts;

•	announcements regarding mobile WiMAX and other technical standards;

•	the availability or perceived availability of additional capital and market perceptions relating to our access to such capital; and

•	general economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for shares of technology companies in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We believe the price of our Class A Common Stock may be subject to continued volatility. In addition, in the past, following periods of volatility in the trading price of a company’s securities, securities class action litigation or stockholder derivative suits have often been instituted against those companies. Such litigation, if instituted against us, could result in substantial costs and divert our management’s attention and resources.

Anti-takeover provisions in our charter documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors. These provisions:

•	establish a classified board of directors so that not all members of our board of directors are elected at one time;

•

authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super voting, special approval, dividend, or other rights or preferences superior to the rights of the holders of common stock;

•	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•	provide that the board of directors is expressly authorized to make, alter, or repeal our amended and restated bylaws; and

•	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Class A Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If no securities or industry analysts cover our company, the trading price for our Class A Common Stock would be negatively impacted. If one or more of the analysts who covers us downgrades our Class A Common Stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Common Stock could decrease, which could cause our stock price and trading volume to decline.

Investors in this offering do not have preemptive rights to any shares issued by us in the future.

Investors purchasing shares in this offering may experience dilution of their equity investment if we:

•	sell additional common shares in the future, whether publicly or privately;

•	sell securities that are convertible into common shares;

•	issue restricted shares to our officers, directors or employees; or

•	issue common stock upon the exercise of options.

After giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our future earnings per share. The actual amount of dilution from this offering, or from any future offering of common or preferred stock, will be based on numerous factors and cannot be determined at this time. Additionally, the market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

We do not expect to pay any cash dividends for the foreseeable future.

The continued operation and expansion of our business will require substantial funding. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our Class A Common Stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, including our Notes and other indebtedness we may incur, restrictions imposed by applicable law and other factors our board of directors deem relevant. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our Class A Common Stock which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our Class A Common Stock.

Use of proceeds

The amount of proceeds from this offering will depend upon the number of shares of our Class A Common Stock sold and the market price at which they were sold over the course of this offering. We intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes. General corporate purposes may include capital expenditures. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

Material United States federal income tax considerations to non-United States Holders

The following is a summary of certain United States federal income tax considerations relating to the ownership and disposition of shares of Class A Common Stock (“Clearwire shares”) by non-United States Holders (as defined below), but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this document. Changes in such authority or new interpretations thereof may have retroactive effect and could significantly affect the United States federal income tax considerations discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

This summary deals only with beneficial owners of Clearwire shares that purchase the shares in this offering for cash and that will hold the Clearwire shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, broker dealers, dealers or traders in securities or currencies, persons subject to section 7874 of the Code and certain former citizens or residents of the United States subject to section 877 of the Code. This summary also does not discuss Clearwire shares held as part of a hedge, straddle or synthetic security or conversion transaction. This summary also does not discuss Clearwire shares issued pursuant to the pre-emptive rights of a party to the Equityholders’ Agreement. Moreover, the effect of any applicable United States federal estate or gift (or other non-income), state or local or non-United States tax laws is not discussed.

In the case of a beneficial owner of Clearwire shares that is classified as a partnership for United States federal income tax purposes, the tax treatment of the Clearwire shares to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership holding Clearwire shares, then you should consult your tax advisors.

The following is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of Clearwire shares should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the United States federal estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

Non-United States Holders

For purposes of this summary, the term “non-United States Holder” means a beneficial owner of a Clearwire share that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The following discussion applies only to non-United States Holders, and assumes that no item of income, gain, deduction or loss derived by a non-United States Holder in respect of a Clearwire share at any time is effectively connected with the conduct by the non-United States Holder of a United States trade or business. Special rules, not discussed herein, may apply to certain non-United States Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies; and

•	corporations that accumulate earnings to avoid United States federal income tax.

Distributions on a Clearwire share

A distribution paid on a Clearwire share held by a non-United States Holder will be treated as a dividend for United States federal income tax purposes to the extent paid from Clearwire’s current or accumulated earnings and profits (as determined under United States federal income tax principles). Dividends paid to a non-United States Holder generally will be subject to withholding of United States federal income tax at a 30% rate unless an applicable income tax treaty reduces or eliminates such tax, and the non-United States Holder claiming the benefit of such treaty timely provides to Clearwire or the paying agent proper IRS documentation (usually on IRS Form W-8BEN). If a non-United States Holder is eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty, such non-United States Holder may obtain a refund of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

To the extent that the amount of any distribution paid on a Clearwire share exceeds Clearwire’s current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital, which will be applied against and reduce (but not below zero) such non-United States Holder’s adjusted tax basis in such share, and thereafter as capital gain from a sale or exchange of such share that is taxed to the holder as described below under the heading “—Sale, exchange or other taxable disposition of a Clearwire share.”

Sale, exchange or other taxable disposition of a Clearwire share

Subject to the discussions below of the FATCA legislation and of backup withholding tax, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange or other taxable disposition of a Clearwire share unless (i) the non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met or (ii) in certain circumstances, Clearwire is or has been a “United States real property holding corporation” (“USRPHC”) for United States federal income tax purposes. Clearwire believes that it is not and has not been, and does not anticipate that it will become, a USRPHC. If the first exception applies, then such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on such holder’s net United States-source gain. If the second exception applies, then the non-United States Holder generally will be subject to United States federal income tax with respect to such gain on a net-income basis at applicable United States federal income tax rates, unless otherwise provided in an applicable income tax treaty, and may be subject to a branch profits tax on such gain (if such holder is a corporation) equal to 30% (or lesser rate under an applicable income tax treaty).

Legislation affecting taxation of a Clearwire share held by or through foreign entities

Legislation enacted in 2010 (“FATCA legislation”) generally imposes a withholding tax of 30% on dividend income paid on, and the gross proceeds of a disposition of, shares of stock paid after December 31, 2012 to (i) a foreign financial institution, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), and (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. Under proposed regulations, this new withholding tax will not apply (i) to dividend income on stock that is paid on or before December 31, 2013 or (ii) to gross proceeds from the disposition of stock paid on or before December 31, 2014. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in Clearwire shares.

Information reporting and backup withholding tax

The amount of dividends paid to a non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-United States Holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-United States Holder is resident. Provided that a non-United States Holder has complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establishes an exemption, the non-United States Holder generally will not be subject to backup withholding tax with respect to dividend payments on, and the proceeds from the disposition of, a Clearwire share, unless we or our paying agent know or have reason to know that the holder is a United States person. Additional rules relating to information reporting requirements and backup withholding tax with respect to the payment of proceeds from the disposition (including a redemption) of a Clearwire share are as follows:

•

If the proceeds are paid to or through the United States office of a broker, a non-United States Holder generally will be subject to backup withholding tax and information reporting unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have certain specified United States connections (a “United States-Related Person”), a non-United States Holder generally will not be subject to backup withholding tax or information reporting.

•

If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States-Related Person, a non-United States Holder generally will be subject to information reporting (but generally not backup withholding tax) unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Plan of distribution

We have entered into a sales agreement with CF&Co, under which we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $300,000,000 from time to time through CF&Co, as sales agent.

Sales of shares of our Class A Common Stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made in privately negotiated transactions or by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Global Select Market, the existing trading market for the Class A Common Stock, sales on any other existing trading market for the Class A Common Stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices.

Subject to the terms and conditions of the sales agreement, CF&Co will use its commercially reasonable efforts to sell shares of Class A Common Stock on our behalf on a daily basis or as otherwise agreed upon by us and CF&Co. We will designate the parameters by which CF&Co will sell shares of Class A Common Stock on our behalf, including the number of shares of Class A Common Stock to be issued, the time period during which sales are requested to be made, any limitation on the number of shares of Class A Common Stock that may be sold in any one trading day and any minimum price below which sales may not be made. We may instruct CF&Co not to sell shares of Class A Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or CF&Co may suspend the offering of shares of Class A Common Stock by notifying the other.

We will pay CF&Co a commission equal to 2.0% of the gross sales price per share of Class A Common Stock for sales under the sales agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares. All of our offering expenses will be paid by us. We estimate that the expenses of the offering payable by us, excluding commissions, will be approximately $650,000. We have also agreed to reimburse CF&Co for certain of its expenses as set forth in the sales agreement.

Settlement for sales of Class A Common Stock will occur on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of shares of Class A Common Stock sold through CF&Co under the sales agreement or any terms agreement and the net proceeds to us.

In connection with the sale of Class A Common Stock on our behalf, CF&Co may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to CF&Co may be deemed to be underwriting commissions or discounts. We have agreed to indemnify CF&Co against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that CF&Co may be required to make. CF&Co may engage in transactions with, or perform other services for, us and our affiliates in the ordinary course of business.

We and CF&Co each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See the section entitled “Where you can find additional information.”

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

Experts

The consolidated financial statements incorporated in this Prospectus by reference from Clearwire Corporation’s Annual Report on Form 10-K, and the effectiveness of Clearwire Corporation and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the securities being offered in this prospectus. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Room 1024, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

PROSPECTUS

Clearwire Corporation

Class A Common Stock

We may offer and sell, from time to time, in one or more offerings, shares of our Class A Common Stock, par value $0.0001 per share, which we refer to as Class A Common Stock. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Shares of our Class A Common Stock are traded on the NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “CLWR.”

Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2011

About this prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our Class A Common Stock in one or more offerings from time to time over approximately the next three years. This prospectus provides you with a general description of our Class A Common Stock. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in a document incorporated by reference herein. Therefore, if there is any inconsistency between the information in this prospectus or in a document incorporated by reference herein and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where you can find additional information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated “free writing prospectus.” You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement or any associated “free writing prospectus.” This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

i

Explanatory note

In this prospectus, we refer to Sprint Nextel Corporation and its affiliates as Sprint; we refer to Comcast Corporation and its affiliates as Comcast; we refer to Intel Corporation and its affiliates as Intel; we refer to Time Warner Cable Inc. and its affiliates as Time Warner Cable; we refer to Bright House Networks, LLC and its affiliates as Bright House Networks; we refer to Google Inc. as Google; and we refer to Eagle River Holdings, LLC as Eagle River. We refer to Comcast, Time Warner Cable, Bright House Networks and Google collectively as the Strategic Investors, and to the Strategic Investors together with Intel as the Investors. We refer to Sprint, Comcast, Time Warner Cable and Bright House Networks collectively as the Wholesale Partners. We refer to Clearwire Communications LLC, our operating subsidiary, as Clearwire Communications. We refer to the Equityholders’ Agreement, dated November 28, 2008, and amended on December 8, 2010, among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2009A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC as the Equityholders’ Agreement. Except as otherwise noted, all references to “we,” “us,” or “our,” refer to Clearwire and its consolidated subsidiaries.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Room 1024, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Incorporation by reference of certain documents

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010 (other than Items 6, 7 and 8 contained therein), (the “Form 10-K);

•

Our Current Reports on Form 8-K filed on January 11, 2011, February 7, 2011, February 7, 2011, February 14, 2011, February 16, 2011, March 10, 2011, March 15, 2011, March 21, 2011, April 19, 2011, April 19, 2011, May 4, 2011, May 9, 2011, May 18, 2011, May 20, 2011, June 17, 2011, August 10, 2011, October 28, 2011, November 3, 2011 (to retrospectively adjust Items

6, 7 and 8 of our Form 10-K and Items 1 and 2 of our Form 10-Q for the period ended March 31, 2011 to retrospectively adjust the Company’s financial statements to present the Company’s international subsidiaries as discontinued operations and a change in reportable segments (the “Retrospective Adjustment 8-K”)) and December 1, 2011;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 (other than Items 1 and 2 contained in the Form 10-Q for the period ended March 31, 2011);

•	Our Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 14, 2011; and

•	Our Current Report on Form 8-K filed on December 5, 2011.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statement and amendments to those filings, are available free of charge on our website (www.clearwire.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Clearwire Corporation

1475 120th Avenue Northeast

Bellevue, Washington 98005

Attention: Investor Relations

Telephone: (425) 216-7600

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

CLEARWIRE HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS, IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PREPARED BY US OR ON OUR BEHALF. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE

SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

ALL INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO SPRINT AND ITS SUBSIDIARIES AND ASSETS HAS BEEN PROVIDED BY SPRINT. ALL INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO ANY INVESTOR AND ITS SUBSIDIARIES AND ASSETS HAS BEEN PROVIDED BY SUCH INVESTOR. CLEARWIRE DOES NOT WARRANT THE ACCURACY OF THE INFORMATION PROVIDED BY SPRINT OR ANY INVESTOR.

Trademarks

We own or have rights to trademarks, service marks, copyrights and trade names that we use in conjunction with the operation of our business including, without limitation, CLEAR and Clearwire. This prospectus also includes trademarks, service marks and trade names of other companies, including, without limitation, Sprint and iDEN. Each trademark, service mark or trade name of any other company appearing in this prospectus belongs to its holder. Use or display by us of other parties’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of the trademark, service mark or trade name owner.

Market, ranking and other industry data

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on published industry sources and estimates based on our management’s knowledge and experience in the markets in which we operate. These estimates have been based on information obtained from our trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. As such, neither we nor any underwriter can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Cautionary note regarding forward-looking statements.”

Summary

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference to our Form 10-K, Form 10-Q and our Retrospective Adjustment 8-K.

Overview

We are a leading provider of fourth generation, or 4G, wireless broadband services. We build and operate next generation mobile broadband networks that provide high-speed mobile Internet and residential access services, as well as residential voice services, in communities throughout the country. Our 4G mobile broadband network provides a connection anywhere within our coverage area.

As of September 30, 2011, we offered our services in 88 markets in the United States covering an estimated 134.9 million people, including an estimated 132.7 million people covered by our 4G mobile broadband networks in 71 markets and had approximately 1.3 million retail and 8.2 million wholesale subscribers. As of September 30, 2011, our other 17 markets in the United States, covering an estimated 2.2 million people, continued to operate with a legacy network technology, which we refer to as Pre-4G, that is based on a proprietary set of technical standards offered by a subsidiary of Motorola Solutions, Inc., which we refer to as Motorola. As of September 30, 2011, our 4G mobile broadband markets included major metropolitan areas such as Atlanta, Baltimore, Boston, Chicago, Cincinnati, Cleveland, Columbus, Dallas, Honolulu, Houston, Kansas City, Las Vegas, Los Angeles, Miami, New York, Philadelphia, Pittsburgh, Orlando, Salt Lake City, San Antonio, San Francisco, Seattle, St. Louis and Washington D.C.

Internationally, as of September 30, 2011, our networks covered an estimated 2.9 million people and we had approximately 40,000 retail subscribers. We offer 4G mobile broadband services in Seville and Malaga, Spain and a Pre-4G network in Brussels and Ghent, Belgium. As a result of a strategic decision to focus investment in the United States market, during the second quarter of 2011, we committed to sell our operations in Belgium, Germany and Spain. As a result, the assets and related liabilities and results of operations of these international operations are separately disclosed as discontinued operations.

In our 4G mobile broadband markets, we offer our services through retail channels and through our wholesale partners. Sprint accounts for substantially all of our wholesale sales to date, and offers services in each of our 4G markets. We are currently focused on growing our revenue by continuing to build our wholesale business and leveraging our retail business, reducing expenses and seeking additional capital for our current business and to continue the development of our network.

On November 30, 2011, we entered into agreements with Sprint potentially worth up to a total of $1.6 billion over the next four years in payments for WiMAX services, possible pre-payments for LTE services and potential equity investments. The agreements modify prior wholesale pricing agreements and provide Sprint with unlimited access to our WiMAX network in 2012 and 2013. Under the terms of the agreements, Sprint will pay us a total of $926 million, approximately two-thirds of which will be paid in 2012, for unlimited 4G WiMAX retail services during 2012 and 2013 and the remaining payment will be made in 2013, in each case, subject to certain conditions. The agreements also establish long-term usage-based pricing for WiMAX services in 2014 and beyond. The agreements also lay the foundation for the deployment of our planned LTE Advanced-ready overlay network and outline the terms for Sprint to gain access to the additional LTE capacity. Under the terms of the agreements, Sprint will pay us in 2014 and 2015 up to $350 million in a series of prepayments over a period of up to two years for LTE capacity if we achieve certain build-out targets and network specifications by June 2013. The agreements also establish long-term usage-based pricing for LTE services for 2012 and beyond. The companies have agreed to collaborate on a network build plan and will jointly select LTE macro-cell sites to cover Sprint’s high usage area “hotspots.” Finally, prior to September 2012 Sprint has committed to providing additional equity funding to us in the event of an equity offering. If we raise new equity between $400 and $700 million, Sprint will participate in the offering on a pro rata basis up to $347 million, consistent with Sprint’s current voting interest of 49.6 percent on the same terms and conditions as other participating investors.

Our 4G mobile broadband network utilizing Worldwide Interoperability of Microwave Access technology currently operates based on the 802.16e standard, which we refer to as mobile WiMAX. The mobile WiMAX standard facilitates fourth generation wireless services, which are commonly referred to in the wireless industry as 4G mobile broadband services. Due to developments in the wireless broadband industry, we now believe that we need to deploy Long Term Evolution technology, which we refer to as LTE, on our network for the services we offer to remain competitive and for us to be able to continue to operate in the long term. In addition to the deployment of LTE, further network development may include, among other things, expanding our network to new markets and improving our network coverage in markets we have previously launched by increasing site density and/or our coverage area. Our planned initial LTE deployment is expected to overlay up to two-thirds of our existing mobile WiMAX sites, or approximately 8,000 to 10,000 sites, within our current footprint with TDD-LTE over 20 MHz-wide channels. To enable existing and future mobile date service providers to meet this growth and take advantage of our deep spectrum position, we intend to deploy a high capacity LTE network in densely populated urban areas to serve the 4G data capacity needs of all carriers. The sites included in our LTE deployment plans are expected to represent the geographic areas where approximately 80 to 90% of our current mobile WiMAX data usage occurs and where we believe other carriers have historically experienced the highest concentration of usage.

Risk factors

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Cautionary note regarding forward-looking statements

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “continue,” “initiative” or “anticipates” or similar expressions that concern our prospects, objectives, strategies, plans or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the impact of existing or proposed laws or regulations described in this prospectus are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from the forward- looking statements we make in this prospectus include, among others:

•	the availability of additional financing on acceptable terms or at all;

•

the ability of third-party suppliers, software developers and other vendors to perform requirements and satisfy obligations necessary to create products and software designed to support desired features and functionality under agreements with us;

•	the impact of adverse network performance;

•	the loss of any of our key customers, including Sprint;

•	actions by regulatory agencies;

•	competition in the industry and markets in which we operate;

•	our ability to comply with operating and financial restrictions and covenants in our debt agreements;

•	our ability to attract and retain skilled personnel;

•	potential future downgrades in our debt ratings that may adversely affect our cost of borrowing and related margins, liquidity, competitive position and access to capital markets;

•	changes or advances in technology in general; and

•	the risks referenced in the section of this prospectus titled “Risk factors” and in the other filings we make with the SEC.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We do not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use of proceeds

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our Class A Common Stock offered by this prospectus for general corporate and working capital purposes, including the deployment of mobile 4G LTE technology alongside the mobile 4G WiMAX technology currently on our network and the deployment and operation of our mobile 4G LTE and WiMAX network.

Description of capital stock

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to the Clearwire Charter, the Clearwire Bylaws and the provisions of applicable law. The Clearwire Charter and the Clearwire Bylaws are incorporated by reference into the registration statement, of which this prospectus is a part.

Authorized capital stock

Under the Clearwire Charter, Clearwire has the authority to issue 2.515 billion shares of stock, consisting of 1.5 billion shares of Class A Common Stock, par value $0.0001 per share, 1.0 billion shares of Class B Common Stock, par value $0.0001 per share and 15 million shares of preferred stock, par value $0.0001 per share. As of November 30, 2011, there were 249,705,700 shares of Class A Common Stock, 666,067,592 shares of Class B Common Stock and no shares of preferred stock outstanding.

Subject to adjustment and to applicable lockup periods, holders of Class B Common Stock are entitled to exchange one share of Class B Common Stock, together with one Clearwire Communications Class B Common Interest, for one share of Class A Common Stock.

Clearwire common stock

Clearwire common stock outstanding

The shares of Class A Common Stock and Class B Common Stock issued are duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Clearwire preferred stock which Clearwire may designate and issue in the future.

To the greatest extent permitted by applicable Delaware law, the shares of Class A Common Stock are uncertificated, and transfer will be reflected by book-entry, unless a physical certificate is requested by a holder.

Voting rights

Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held. Holders of Class B Common Stock are entitled to one vote for each share of Class B Common Stock held. Holders of Class A Common Stock and Class B Common Stock vote together as a single class on each matter submitted to a stockholder vote. Holders of Class A Common Stock and Class B Common Stock, as the case may be, have no voting power with respect to, and are not entitled to vote on, any amendment to the Clearwire Charter that relates solely to the terms of one or more outstanding classes or series of Common Stock (other than the respective class or classes held by such holder) or preferred stock if the holders of the class or series affected by such amendment are entitled to vote on such terms, either separately or together with the holders of one or more other classes or series.

The Clearwire Bylaws provide that unless provided otherwise in the Clearwire Bylaws, the Clearwire Charter, the Equityholders’ Agreement or under applicable laws or rules, any corporate action that requires stockholder approval must be authorized by a majority of the votes cast by the stockholders entitled to vote and present in person or by proxy at a meeting duly called and held at which a quorum is present; provided that where a separate vote of a class or classes is required, corporate action to be taken by such class or classes must be authorized by a majority of the votes cast by such class or classes. The Clearwire Bylaws provide that our stockholders may only adopt, amend, alter or repeal the Clearwire Bylaws by an affirmative vote of not less than 50% of the voting power of all outstanding shares of Clearwire stock entitled to vote generally at an election of directors, voting together as a single class. Further, the Clearwire Bylaws also provide that, subject to the Clearwire Charter and agreements entered into by our stockholders (including the Equityholders’ Agreement), the board of directors may adopt, amend, alter or repeal the Clearwire Bylaws.

The Clearwire Charter may be amended by the affirmative vote of the holders of a majority of the voting rights of all classes of capital stock of Clearwire entitled to vote. However, the Clearwire Charter provides that, in order to amend or repeal certain sections of the Clearwire Charter, including the sections covering supermajority approval of certain transactions constituting a change of control of Clearwire or Clearwire Communications and corporate opportunities and certain stockholder transactions, the approval of the holders of at least 75% of all of the then- outstanding shares of capital stock of Clearwire entitled to vote in the election of directors will be required. In addition, to amend the provision of the Clearwire Charter covering the exchange of Class B Common Stock and Clearwire Communications Class B Common Interests for Class A Common Stock, the approval of the holders of at least 75% in voting power of Class B Common Stock are required.

Further, the Equityholders’ Agreement provides that any amendment to the Clearwire Charter or the Clearwire Bylaws requires the approval of Sprint, Intel and the Strategic Investors as a group and in certain circumstances also requires the approval of Eagle River.

Dividend rights

Only the holders of Class A Common Stock are entitled to receive dividends, if any, payable in cash or property, as may be declared by our board of directors out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding Clearwire preferred stock and the restrictions set forth in the Delaware General Corporation Law, which we refer to as the DGCL.

Liquidation rights

On the consolidation, merger, recapitalization, reorganization or similar event or liquidation, dissolution or winding up of Clearwire, the holders of Class A Common Stock and Class B Common Stock will be entitled to share pari passu in the net assets of Clearwire available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Clearwire preferred stock up to their per share par value amounts and subject to the structurally prior rights of equityholders of Clearwire Communications as set forth in Clearwire Communications’ operating agreement, which we refer to as the Operating Agreement. After all Class A Common Stock and Class B Common Stock holders have received their per share par value amounts, the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining net assets ratably in proportion to each holder’s respective number of shares of Class A Common Stock.

Preemptive rights

Under the Clearwire Charter, the holders of Class A Common Stock and Class B Common Stock have no preemptive rights except as set forth in the Equityholders’ Agreement. The Equityholders’ Agreement provides that if Clearwire proposes to issue any securities, other than in certain issuances, each Equityholder has the right to purchase its pro rata share of such securities, based on such holder’s voting power in Clearwire before such issuance.

Exchange rights

Under the Clearwire Charter and subject to restrictions imposed in the Operating Agreement, the holders of Class B Common Stock are entitled to exchange one share of Class B Common Stock and one Clearwire Communications Class B Common Interest for one share of Class A Common Stock.

Use of certain proceeds

Pursuant to the Clearwire Charter, except to the extent that our board of directors has approved the expansion of our business activities to include other business activities, and has approved the funding of any such other business activities out of net proceeds from the issuance of equity securities in accordance with the

Equityholders’ Agreement, the net proceeds from any issuance of Clearwire equity securities will be contributed to Clearwire Communications. In addition, except to the extent that our board of directors has approved the expansion of our business activities to include other business activities, and has approved the funding of any such other business activities out of net proceeds of any indebtedness issued or incurred by Clearwire, Clearwire, to the extent permitted by law and subject to restrictions imposed under the Operating Agreement, is required to lend the net proceeds to Clearwire Communications on substantially the same terms and conditions as the indebtedness issued or incurred by Clearwire.

Change in control provisions

Under the Clearwire Charter, approval of the holders of at least 75% of all of the outstanding shares of capital stock of Clearwire entitled to vote in the election of directors, voting together as a single class, is required to approve: (1) any merger, consolidation, share exchange or similar transaction involving Clearwire or Clearwire Communications, that upon completion, would constitute a change of control of Clearwire or Clearwire Communications, respectively, (2) the issuance of capital stock of Clearwire or of Clearwire Communications that, upon completion, would constitute a change of control of Clearwire or Clearwire Communications, respectively and (3) any sale or other disposition of all or substantially all of the assets of Clearwire or Clearwire Communications.

In addition, the Equityholders’ Agreement provides that the approval of Sprint, Intel and the Strategic Investors as a group (for so long as each maintains certain minimum ownership interests in Clearwire) is required for any restructuring or reorganization of Clearwire (excluding certain financings in the ordinary course of business), any bankruptcy of Clearwire or its subsidiaries, or any liquidation, dissolution or winding up of Clearwire or Clearwire Communications. In addition, the approval of at least ten directors (or, if there are fewer than ten directors, then all of the directors) on our board of directors will be required before any change of control transaction.

Transfer restrictions

Under the Clearwire Charter, one share of Class B Common Stock may only be transferred in exchange for one share of Class A Common Stock when exchanged in combination with one Clearwire Communications Class B Common Interest. Following the exchange, the shares of Class B Common Stock surrendered in the exchange will be retired, will cease to be outstanding, and may not be reissued. Under the Equityholders’ Agreement, if any shares of Class B Common Stock or Clearwire Communications Class B Common Interests are transferred without also transferring to the same transferee an identical number of Clearwire Communications Class B Common Interests or shares of Class B Common Stock, respectively, then the transferred shares of Class B Common Stock or the shares of Class B Common Stock corresponding to those transferred Clearwire Communications Class B Common Interests, as applicable, will be redeemed by Clearwire for par value.

Further, under the Clearwire Charter, if a holder of Common Stock acquires additional shares, or is otherwise attributed with ownership of such shares, that would cause Clearwire to violate any requirement of the federal communications laws regarding foreign ownership, then we may, at the option of its board of directors, redeem from the holder a sufficient number of shares to eliminate the violation, at a market price determined in accordance with the Clearwire Charter.

Delaware anti-takeover statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of 2/3 of the holders of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under the Clearwire Charter, we have elected to opt out of Section 203 of the DGCL, and are therefore not subject to Section 203.

Preferred stock

Preferred stock outstanding

No shares of Clearwire preferred stock are issued and outstanding.

Blank check preferred stock

Under the Clearwire Charter, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such class or series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our stockholders.

Warrants

As of September 30, 2011, there were 1,400,001 warrants to purchase Class A Common Stock outstanding with an expiration date of March 12, 2012 and 375,000 warrants outstanding with an expiration date of November 13, 2012. Holders may exercise their warrants at any time, with exercise prices ranging from $3.00 to $48.00. Holders of the warrants have registration rights covering the shares subject to issuance under the warrants.

Corporate opportunities and transactions with founding stockholders

In recognition that directors, officers, stockholders, members, managers or employees of any Founding Stockholder (as such term is defined in the Clearwire Charter) may engage in similar activities or lines of business to those of Clearwire, the Clearwire Charter provides for the allocation of certain corporate opportunities between Clearwire and the Founding Stockholders. Specifically, none of the Founding Stockholders have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business to those of Clearwire, competing against Clearwire, doing business with any competitor, customer or supplier of Clearwire or employing any officer or employee of Clearwire. In the event that a Founding Stockholder acquires knowledge of a potential transaction or matter which may be a corporate opportunity for it and Clearwire, Clearwire will not have any expectancy in such corporate opportunity, and such Founding Stockholder will not have any duty to communicate or offer such corporate opportunity to Clearwire and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if any director, officer, member, manager or employee of any Founding Stockholder acquires knowledge, in his capacity as a director, board observer or officer of Clearwire, of a potential transaction or matter which may be a corporate opportunity for Clearwire and a Founding Stockholder, Clearwire will not have any expectancy in such corporate opportunity as long as the Founding Stockholder also learns of or develops such opportunity independently.

The Clearwire Charter provides that any of our directors or officers who also serves as a director, officer or employee of a Founding Stockholder and who acquires knowledge of a potential transaction that may be a corporate opportunity of Clearwire and the Founding Stockholder (1) will have fully satisfied and fulfilled his or her fiduciary duty to Clearwire and its stockholders with respect to such transaction; (2) will not be obligated to communicate information regarding the corporate opportunity to Clearwire or the Founding Stockholder; (3) will be presumed to have acted in good faith and in a manner reasonably believed to be in the best interests of Clearwire; and (4) will not be deemed to have breached any duty of loyalty to Clearwire or its stockholders and not to have derived improper benefit therefrom, if the corporate opportunity is offered or disclosed in accordance with the policy set forth in the Clearwire Charter. Such policy states, in general, that unless a director is an employee of Clearwire, such person will not have a duty to present to Clearwire a corporate opportunity of which he or she becomes aware, except where the corporate opportunity is expressly offered to such person primarily in his or her capacity as a director of Clearwire.

By becoming a stockholder in our company, you will be deemed to have notice of and consented to these provisions of the Clearwire Charter. Any amendment to the foregoing provisions of the Clearwire Charter requires the affirmative vote of at least 75% of the voting power of all of the then-outstanding shares of Clearwire capital stock.

See our Current Reports on Form 8-K filed on December 1, 2008 and December 13, 2010 for additional information on the Equityholders’ Agreement.

Transfer agent and registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our Class A Common Stock.

Listing of our common stock

Our Class A Common Stock is listed on NASDAQ under the trading symbol “CLWR.”

Plan of distribution

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell securities directly to one or more purchasers without using underwriters or agents.

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

It is possible that one or more underwriters may make a market in our Class A Common Stock, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Experts

The consolidated financial statements of Clearwire Corporation and subsidiaries (the Company) as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Their reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the retrospective adjustment of the consolidated financial statements for a change in reportable segments and presentation of discontinued operations and (2) express an unqualified opinion on internal control over financial reporting. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal matters

Certain legal matters in connection with the validity of the securities will be passed on for us by Kirkland & Ellis LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.